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                         CERTIFICATE OF INCORPORATION

                                      OF

                            MARKETING SERVICE, INC.

                  FIRST: The name of the corporation is:

                            MARKETING SERVICE, INC.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, without par value.

                  FIFTH: The name and mailing address of the incorporator is Bradley D. Murchison, Post Office Box 32665, Charlotte, North Carolina 28232.

                  SIXTH: The powers of the incorporator are to terminate upon filing of the Certificate of Incorporation and the name and mailing address of the person who shall serve as Director of the Corporation until his successor is elected and qualified is as follows: Ronald T. Lindsay, 701 McCullough Drive, Charlotte, North Carolina 28213.

                  SEVENTH: The Board of Directors of the Corporation is expressly authorized to make, alter or repeal bylaws of the Corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise. Election of directors need not be by ballot.

                  I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 17th day of January 1990.

                                               /s/ Bradley D. Murchison
                                               -------------------------------
                                               Bradley D. Murchison